Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:

FELCOR REPORTS SECOND QUARTER 2016 EARNINGS
Two Hotels Under Hard Contract

IRVING, Texas, July 26, 2016 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported results for the second quarter ended June 30, 2016.
Second Quarter Highlights
•Same-store RevPAR increased 2.6% over the same period in 2015.
•Net income was $13.8 million, and net income per share was $0.05.

•	Adjusted FFO per share increased 14% to $0.32 over the same period in 2015.

•	Adjusted EBITDA increased $2.7 million to $72.4 million over the same period in 2015.

•	Selling two hotels (Renaissance Esmeralda Indian Wells Resort and Holiday Inn Nashville Airport) for aggregate gross proceeds of approximately $108 million.
“During the second quarter, RevPAR growth was 2.6%. Softer corporate transient demand led to adjustments in customer mix that impacted overall ADR, primarily in New York, San Francisco, Philadelphia and Boston. The remainder of our portfolio performed well relative to expectations, and our overall portfolio continued to gain market share. We actively worked with our management companies to maximize revenue and profitability, as evidenced by our continued market share growth and Hotel EBITDA margin improvement,” said Richard A. Smith, FelCor’s President and Chief Executive Officer.

Mr. Smith added, “We continue to execute our strategy as planned to drive stockholder value. We are making progress with our planned asset sales. We have agreed to sell two hotels and have received non-refundable deposits. In addition, we purchased 1.2 million shares of common stock at prices significantly below our net asset value, and we are progressing with our high-ROI redevelopment projects.”

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Second Quarter Hotel Results

	Second Quarter
	2016	2015	Change
Same-store hotels (39)
RevPAR	$158.48	$154.48	2.6%
Total hotel revenue, in millions	$225.0	$219.6	2.5%
Hotel EBITDA, in millions	$74.0	$71.8	3.1%
Hotel EBITDA margin	32.9%	32.7%	19 bps

RevPAR for our 39 same-store hotels increased 2.6% (to $158.48) from the same period in 2015. The change reflects a 2.0% increase in ADR (to $194.28) and a 0.6% increase in occupancy (to 81.6%). Corporate transient room nights decreased 3% from the same period in 2015 as a result of weaker demand, which ultimately led to less compression in some of our urban markets. This decrease was partially offset by a 7% increase in corporate group room nights.
See pages 12-13 and 18-22 for more detailed operating data.
Second Quarter Operating Results

	Second Quarter
$ in millions, except for per share information	2016	2015	Change
Net income (loss)	$13.8	$(3.2)	524.1%
Net income (loss) per share	$0.05	$(0.12)	$0.17
Same-store Adjusted EBITDA	$69.7	$67.7	3.0%
Adjusted EBITDA	$72.4	$69.7	3.9%
Adjusted FFO per share	$0.32	$0.28	$0.04
Net income attributable to common stockholders was $7.1 million ($0.05 per share) in 2016, compared to a net loss of $17.3 million ($0.12 per share) for the same period in 2015. Net income in 2016 includes an impairment charge of $6.3 million attributable to a property to be sold in the third quarter. Net loss in 2015 included $30.8 million in debt extinguishment charges, offset by a $7.1 million gain on sale of an unconsolidated joint venture.
Same-store Adjusted EBITDA increased 3.0% to $69.7 million from the same period in 2015. Adjusted EBITDA was $72.4 million.
Adjusted FFO was $44.1 million ($0.32 per share), compared to $39.3 million ($0.28 per share) for the same period in 2015.
Year-to-Date Operating Results
Net loss attributable to common stockholders was $4.1 million ($0.03 per share) in 2016, compared to a net loss of $20.2 million ($0.15 per share) for the same period in 2015. Net loss in 2016 includes an impairment charge of $6.3 million attributable to a property to be sold in the third quarter. Net loss in 2015 included $30.9 million in debt extinguishment charges, offset by a $16.3 million net gain on the sale of consolidated hotels and a $7.1 million gain on sale of an unconsolidated joint venture.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

RevPAR for our 39 same-store hotels increased 3.5% (to $150.29) from the same period in 2015. The change reflects a 2.6% increase in ADR (to $191.15) and a 0.9% increase in occupancy (to 78.6%). Hotel EBITDA for our 39 same-store hotels increased by 4% to $129.4 million, and Hotel EBITDA margin was 30.2%, a 23 basis point increase.

Same-store Adjusted EBITDA increased 4.9% to $120.0 million from the same period in 2015. Adjusted EBITDA was $121.4 million.

Adjusted FFO was $64.3 million ($0.46 per share), compared to $57.6 million ($0.43 per share) for the same period in 2015.

EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 14 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Capital Allocation
We continually strive to increase long-term stockholder value through prudent capital allocation. As part of this ongoing effort, we look for opportunities to redeploy capital to achieve higher returns and strengthen our balance sheet.
Asset Sales
We have agreed to sell two hotels, the 560-room Renaissance Esmeralda Indian Wells Resort and the 383-room Holiday Inn Nashville Airport for $76 million and $32 million, respectively. We have received non-refundable deposits of $4.8 million, with scheduled closing dates of August 1 and September 1, respectively. Proceeds will be used to repay our line of credit. We continue to market our three New York hotels.

Stock Repurchase Program
In 2015, our Board approved a $100 million stock repurchase program, which we began implementing in December. To date, we have purchased 6.1 million shares for $41.9 million (at an average price of $6.81 per share), including 1.2 million shares during the second quarter. We intend to continue repurchasing our common stock while it trades at a significant discount to NAV.
Common Dividend
During the second quarter, we declared a $0.06 per share common stock dividend, which will be paid at the end of July. Our Board of Directors will determine future quarterly common stock dividends based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Capital Expenditures
During the first six months, we invested $32.1 million in renovations and redevelopment projects at our hotels. During 2016, we plan to invest approximately $60 million in renovations as part of our long-term capital plan.

In addition, we expect to invest approximately $15 million in redevelopment projects this year, primarily at the Embassy Suites Myrtle Beach Oceanfront Resort and The Vinoy Renaissance St. Petersburg Resort and Golf Club. These projects are underway and remain on schedule and within budget. We are also making progress with entitlements and planning for several other high-ROI redevelopment projects. The returns from these projects will augment future EBITDA growth, and we expect the projects to generate unlevered internal rates of return of at least 15%.

Balance Sheet
As of June 30, 2016, we had $1.5 billion of gross consolidated debt with a 5.2% weighted-average interest rate and a seven-year weighted-average maturity. We had $58.2 million of cash and cash equivalents on hand and $23.7 million of restricted cash.
“Over the past several years, we have made significant improvements to our balance sheet by staggering and extending our debt maturities, locking in low fixed interest rates, lowering our aggregate preferred dividends and increasing our revolver capacity. In addition, approximately 20% of our EBITDA is protected through the guaranty with Wyndham. We are well-positioned to execute our strategic plan through any stage of the lodging cycle and achieve our goal of increasing stockholder value,” said Michael C. Hughes, FelCor’s Executive Vice President and Chief Financial Officer.
Outlook

We are updating our 2016 guidance to reflect second quarter results and ongoing softness in corporate transient demand for the remainder of the year. We continue to expect RevPAR for our portfolio will outperform that of our peers due to our high-quality, well-located portfolio in markets with relatively lower supply growth. Our outlook assumes Hotel EBITDA for the Wyndham hotels equals the amount guaranteed by Wyndham for 2016 (which equates to approximately $59 million of Hotel EBITDA).

For the year, we expect:

•	Net income attributable to FelCor will be $23.3 million - $29.4 million;

•	RevPAR for same-store hotels will increase 3.0 - 4.0%;

•
Adjusted EBITDA will be $237.0 million - $243.0 million (excludes $1.5 million of EBITDA from the Renaissance Esmeralda Indian Wells Resort and Holiday Inn Nashville Airport from the time of sale to December 31, 2016);

•	Adjusted FFO per share will be $0.87 - $0.92; and

•	Interest expense, including our pro rata share from joint ventures, will be $80 million.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

About FelCor
FelCor Lodging Trust Incorporated, a real estate investment trust (REIT), owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major urban and resort markets throughout the U.S.  FelCor partners with top hotel companies that operate its properties under globally renowned names and as premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our second quarter earnings Conference Call on Tuesday, July 26, 2016 at 10:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the webcast link on the “Investors” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Senior Vice President
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and six months ended June 30, 2016.

(a)
We have prepared our consolidated statements of operations and balance sheets without an audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. Our consolidated statements of operations and balance sheets should be read in conjunction with the audited consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Hotel operating revenue:
Room	$181,318	$182,066	$340,394	$344,372
Food and beverage	43,697	42,151	83,229	81,995
Other operating departments	11,746	11,832	22,595	22,967
Other revenue	1,145	5,054	1,832	5,464
Total revenues	237,906	241,103	448,050	454,798
Expenses:
Hotel departmental expenses:
Room	44,748	44,423	87,447	86,934
Food and beverage	32,592	31,278	63,548	61,974
Other operating departments	4,039	4,331	7,822	8,780
Other property related costs	56,007	57,791	111,573	114,686
Management and franchise fees	8,501	9,202	17,726	18,287
Taxes, insurance and lease expense	14,864	16,410	28,446	31,217
Corporate expenses	6,047	6,530	14,447	15,103
Depreciation and amortization	29,177	28,750	58,360	56,522
Impairment loss	6,333	—	6,333	—
Other expenses	2,142	1,411	2,970	5,639
Total operating expenses	204,450	200,126	398,672	399,142
Operating income	33,456	40,977	49,378	55,656
Interest expense, net	(19,907)	(20,278)	(39,627)	(39,759)
Debt extinguishment	—	(30,823)	—	(30,896)
Other gains, net	100	166	100	166
Income (loss) before equity in income from unconsolidated entities	13,649	(9,958)	9,851	(14,833)
Equity in income from unconsolidated entities	726	7,513	572	7,662
Income (loss) from continuing operations before income tax	14,375	(2,445)	10,423	(7,171)
Income tax	25	(169)	(390)	(338)
Income (loss) from continuing operations	14,400	(2,614)	10,033	(7,509)
Loss from discontinued operations	—	(83)	—	(79)
Income (loss) before gain (loss) on sale of property	14,400	(2,697)	10,033	(7,588)
Gain (loss) on sale of property, net	(630)	(550)	(1,344)	16,337
Net income (loss)	13,770	(3,247)	8,689	8,749
Net loss (income) attributable to noncontrolling interests in other partnerships	16	247	487	(4,632)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	(31)	75	17	89
Preferred distributions - consolidated joint venture	(364)	(359)	(724)	(707)
Net income (loss) attributable to FelCor	13,391	(3,284)	8,469	3,499
Preferred dividends	(6,279)	(7,903)	(12,558)	(17,581)
Redemption of preferred stock	—	(6,096)	—	(6,096)
Net income (loss) attributable to FelCor common stockholders	$7,112	$(17,283)	$(4,089)	$(20,178)
Basic and diluted per common share data:
Income (loss) from continuing operations	$0.05	$(0.12)	$(0.03)	$(0.15)
Net income (loss)	$0.05	$(0.12)	$(0.03)	$(0.15)
Basic weighted average common shares outstanding	138,182	140,322	138,930	132,465
Diluted weighted average common shares outstanding	138,678	140,322	138,930	132,465

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Consolidated Balance Sheets
(in thousands, except par values)

	June 30,	December 31,
	2016	2015
Assets
Investment in hotels, net of accumulated depreciation of $936,780 and $899,575 at June 30, 2016 and December 31, 2015, respectively	$1,692,419	$1,729,531
Investment in unconsolidated entities	9,422	9,575
Cash and cash equivalents	58,188	59,786
Restricted cash	23,706	17,702
Accounts receivable, net of allowance for doubtful accounts of $239 and $204 at June 30, 2016 and December 31, 2015, respectively	38,650	28,136
Deferred expenses, net of accumulated amortization of $2,022 and $1,086 at June 30, 2016 and December 31, 2015, respectively	5,464	6,390
Other assets	19,547	14,792
Total assets	$1,847,396	$1,865,912
Liabilities and Equity
Debt, net of unamortized debt issuance costs of $17,106 and $18,065 at June 30, 2016 and December 31, 2015, respectively	$1,433,703	$1,409,889
Distributions payable	14,951	15,140
Accrued expenses and other liabilities	126,949	125,274
Total liabilities	1,575,603	1,550,303
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 units issued and outstanding at June 30, 2016 and December 31, 2015	3,809	4,464
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at June 30, 2016 and December 31, 2015	309,337	309,337
Common stock, $0.01 par value, 200,000 shares authorized; 138,225 and 141,808 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,382	1,418
Additional paid-in capital	2,572,668	2,567,515
Accumulated deficit	(2,667,034)	(2,618,117)
Total FelCor stockholders’ equity	216,353	260,153
Noncontrolling interests in other partnerships	7,848	7,806
Preferred equity in consolidated joint venture, liquidation value of $44,610 and $43,954 at June 30, 2016 and December 31, 2015, respectively	43,783	43,186
Total equity	267,984	311,145
Total liabilities and equity	$1,847,396	$1,865,912

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	June 30, 2016	December 31, 2015
Senior unsecured notes	—	6.00	June 2025	$475,000	$475,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Mortgage debt(a)	4	4.95	October 2022	121,355	122,237
Mortgage debt	1	4.94	October 2022	30,454	30,717
Line of credit(b)	7	LIBOR + 2.75	June 2019	214,000	190,000
Knickerbocker loan(c)	1	LIBOR + 3.00	November 2017	85,000	85,000
Total	22			$1,450,809	$1,427,954
Unamortized debt issuance costs				(17,106)	(18,065)
Debt, net of unamortized debt issuance costs				$1,433,703	$1,409,889

(a)	This debt is comprised of separate non-cross-collateralized loans, each secured by a mortgage encumbering different hotels.

(b)	Our line of credit can be extended for one year, subject to satisfying certain conditions. We may borrow up to $400 million under our line of credit.

(c)	This loan can be extended for one year, subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	June 30, 2016
Debt	Balance	Encumbered Hotels
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

Mortgage debt	$27	Napa Valley - ES
Mortgage debt	$34	Ft. Lauderdale - ES
Mortgage debt	$23	Birmingham - ES
Mortgage debt	$37	Minneapolis Airport - ES
Mortgage debt	$30	Deerfield Beach - ES
Line of credit	$214	Austin - DTG, Boston Copley - FM, Charleston Mills House - WYN, LA LAX S - ES, Santa Monica at the Pier - WYN, SF Union Square - MAR and St. Petersburg Vinoy - REN
Knickerbocker loan	$85	The Knickerbocker

Capital Expenditures
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Improvements and additions to majority-owned hotels	$17,901	$12,274	$31,909	$25,757
Partners’ pro rata share of additions to consolidated joint venture hotels	(127)	(1)	(225)	(25)
Pro rata share of additions to unconsolidated hotels	159	969	417	1,273
Total additions to hotels(a)	$17,933	$13,242	$32,101	$27,005

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Total Enterprise Value
(in thousands, except per share data)

	June 30,	December 31
	2016	2015
Common shares outstanding	138,225	141,808
Units outstanding	611	611
Combined shares and units outstanding	138,836	142,419
Common stock price	$6.23	$7.30
Market capitalization	$864,948	$1,039,659
Series A preferred stock(a)	321,987	321,987
Preferred equity - Knickerbocker joint venture, net	41,594	41,027
Consolidated debt (b)	1,450,809	1,427,954
Noncontrolling interests of consolidated debt	(4,250)	(4,250)
Pro rata share of unconsolidated debt	11,300	11,433
Cash, cash equivalents and restricted cash	(81,894)	(77,488)
Total enterprise value (TEV)	$2,604,494	$2,760,322

(a)	Based on liquidation value.

(b)	Excludes unamortized debt issuance costs.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Hotel Operating Statistics

	Occupancy (%)			ADR ($)			RevPAR ($)
	Three Months Ended June 30,			Three Months Ended June 30,			Three Months Ended June 30,
Same-store Hotels	2016	2015	%Change	2016	2015	%Change	2016	2015	%Change
Embassy Suites Atlanta-Buckhead	80.7	81.5	(1.0)	154.42	147.38	4.8	124.66	120.14	3.8
DoubleTree Suites by Hilton Austin	88.6	81.2	9.1	217.74	221.84	(1.9)	193.01	180.22	7.1
Embassy Suites Birmingham	80.3	79.1	1.5	143.14	138.58	3.3	114.88	109.59	4.8
The Fairmont Copley Plaza, Boston	83.2	84.3	(1.3)	366.02	361.24	1.3	304.57	304.48	—
Wyndham Boston Beacon Hill	86.9	85.4	1.8	258.35	262.02	(1.4)	224.62	223.83	0.4
Embassy Suites Boston-Marlborough	77.2	78.8	(2.1)	175.60	172.34	1.9	135.52	135.78	(0.2)
Sheraton Burlington Hotel & Conference Center	72.0	73.3	(1.8)	123.44	123.39	—	88.86	90.48	(1.8)
The Mills House Wyndham Grand Hotel, Charleston	91.7	90.9	0.9	262.48	257.83	1.8	240.67	234.31	2.7
Embassy Suites Dallas-Love Field(1)	78.5	91.0	(13.7)	141.99	131.01	8.4	111.52	119.25	(6.5)
Embassy Suites Deerfield Beach-Resort & Spa	81.3	82.6	(1.6)	174.71	182.66	(4.4)	142.02	150.93	(5.9)
Embassy Suites Fort Lauderdale 17th Street	79.9	81.6	(2.0)	157.06	152.46	3.0	125.52	124.34	0.9
Wyndham Houston-Medical Center Hotel & Suites	80.3	79.7	0.8	152.72	154.07	(0.9)	122.70	122.77	(0.1)
Renaissance Esmeralda Indian Wells Resort & Spa	57.7	53.4	7.9	215.15	205.28	4.8	124.08	109.72	13.1
Embassy Suites Los Angeles-International Airport/South	85.5	82.8	3.3	173.74	160.79	8.1	148.63	133.18	11.6
Embassy Suites Mandalay Beach-Hotel & Resort	86.4	84.4	2.3	233.46	210.74	10.8	201.60	177.96	13.3
Embassy Suites Miami-International Airport	84.5	87.4	(3.3)	130.21	134.11	(2.9)	110.04	117.19	(6.1)
Embassy Suites Milpitas-Silicon Valley	84.8	86.5	(2.0)	203.16	196.09	3.6	172.20	169.64	1.5
Embassy Suites Minneapolis-Airport	78.6	77.0	2.2	157.60	153.00	3.0	123.91	117.75	5.2
Embassy Suites Myrtle Beach-Oceanfront Resort	79.0	80.0	(1.2)	196.75	198.44	(0.8)	155.45	158.67	(2.0)
Hilton Myrtle Beach Resort	74.3	76.2	(2.5)	158.89	153.36	3.6	118.12	116.87	1.1
Embassy Suites Napa Valley	83.6	84.7	(1.3)	257.77	239.75	7.5	215.39	203.06	6.1
Holiday Inn Nashville Airport	82.6	68.7	20.3	129.53	118.37	9.4	107.00	81.29	31.6
Wyndham New Orleans-French Quarter	81.2	74.0	9.7	151.61	161.25	(6.0)	123.14	119.34	3.2
Morgans New York	89.2	86.4	3.3	282.60	301.09	(6.1)	252.11	260.12	(3.1)
Royalton New York	87.5	89.0	(1.7)	309.77	317.23	(2.4)	270.90	282.37	(4.1)
Embassy Suites Orlando-International Drive South/Convention Center(1)	73.3	85.8	(14.6)	138.31	146.04	(5.3)	101.34	125.36	(19.2)
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	91.7	93.8	(2.3)	138.99	137.68	1.0	127.39	129.16	(1.4)
Wyndham Philadelphia Historic District	85.3	74.5	14.5	163.19	179.96	(9.3)	139.25	134.14	3.8
Sheraton Philadelphia Society Hill Hotel	81.4	81.0	0.5	193.05	188.62	2.3	157.15	152.74	2.9
Embassy Suites Phoenix-Biltmore	70.5	70.1	0.6	159.69	153.52	4.0	112.58	107.64	4.6
Wyndham Pittsburgh University Center	77.7	78.8	(1.4)	153.69	152.91	0.5	119.43	120.57	(0.9)
Wyndham San Diego Bayside	77.9	84.5	(7.7)	161.97	151.98	6.6	126.25	128.37	(1.7)
Embassy Suites San Francisco Airport-South San Francisco	89.4	90.3	(1.1)	208.42	197.38	5.6	186.23	178.31	4.4
Embassy Suites San Francisco Airport-Waterfront	92.0	87.0	5.7	207.43	208.92	(0.7)	190.75	181.82	4.9
Holiday Inn San Francisco-Fisherman’s Wharf	89.8	90.7	(1.0)	207.18	204.91	1.1	186.12	185.85	0.1
San Francisco Marriott Union Square	90.8	86.5	4.9	291.00	279.42	4.1	264.08	241.82	9.2
Wyndham Santa Monica At the Pier	87.1	85.9	1.3	273.84	255.68	7.1	238.44	219.75	8.5
Embassy Suites Secaucus-Meadowlands	79.5	81.4	(2.4)	188.41	192.12	(1.9)	149.73	156.48	(4.3)
The Vinoy Renaissance St. Petersburg Resort & Golf Club	83.9	84.3	(0.4)	220.88	210.15	5.1	185.39	177.09	4.7
Same-store Hotels	81.6	81.1	0.6	194.28	190.42	2.0	158.48	154.48	2.6
(1) Hotel under renovation in 2016.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Hotel Operating Statistics

	Occupancy (%)			ADR ($)			RevPar ($)
	Six Months Ended June 30,			Six Months Ended June 30,			Six Months Ended June 30,
Same-store Hotels	2016	2015	%Change	2016	2015	%Change	2016	2015	%Change
Embassy Suites Atlanta-Buckhead	80.8	80.2	0.8	156.78	149.34	5.0	126.72	119.72	5.9
DoubleTree Suites by Hilton Austin	85.7	81.7	5.0	228.52	235.74	(3.1)	195.94	192.52	1.8
Embassy Suites Birmingham	80.5	78.1	3.0	138.46	137.15	1.0	111.40	107.08	4.0
The Fairmont Copley Plaza, Boston	73.6	73.0	0.8	316.53	314.81	0.5	232.97	229.76	1.4
Wyndham Boston Beacon Hill	75.4	76.8	(1.9)	218.60	219.52	(0.4)	164.74	168.69	(2.3)
Embassy Suites Boston-Marlborough	71.0	75.7	(6.2)	171.95	167.64	2.6	122.04	126.83	(3.8)
Sheraton Burlington Hotel & Conference Center	70.3	69.5	1.1	108.67	113.12	(3.9)	76.36	78.59	(2.8)
The Mills House Wyndham Grand Hotel, Charleston	84.9	84.7	0.2	236.39	230.98	2.3	200.65	195.61	2.6
Embassy Suites Dallas-Love Field(1)	81.9	91.4	(10.4)	142.78	132.34	7.9	116.94	120.93	(3.3)
Embassy Suites Deerfield Beach-Resort & Spa	84.8	87.3	(2.9)	224.15	223.40	0.3	189.99	195.01	(2.6)
Embassy Suites Fort Lauderdale 17th Street	86.6	87.4	(0.9)	197.07	185.41	6.3	170.75	162.13	5.3
Wyndham Houston-Medical Center Hotel & Suites	83.2	79.9	4.1	156.30	157.45	(0.7)	130.01	125.77	3.4
Renaissance Esmeralda Indian Wells Resort & Spa	63.1	62.9	0.4	223.59	218.22	2.5	141.18	137.30	2.8
Embassy Suites Los Angeles-International Airport/South	87.8	81.8	7.3	168.08	154.52	8.8	147.52	126.38	16.7
Embassy Suites Mandalay Beach-Hotel & Resort	81.5	78.7	3.5	221.16	196.75	12.4	180.29	154.93	16.4
Embassy Suites Miami-International Airport	88.0	90.7	(3.0)	165.04	167.91	(1.7)	145.23	152.31	(4.7)
Embassy Suites Milpitas-Silicon Valley	82.8	82.7	—	207.29	195.48	6.0	171.56	161.71	6.1
Embassy Suites Minneapolis-Airport	73.7	74.7	(1.3)	151.13	147.71	2.3	111.36	110.28	1.0
Embassy Suites Myrtle Beach-Oceanfront Resort	73.8	71.0	3.9	165.49	166.47	(0.6)	122.14	118.23	3.3
Hilton Myrtle Beach Resort	61.2	62.5	(2.0)	138.46	133.73	3.5	84.79	83.57	1.5
Embassy Suites Napa Valley	81.8	81.0	0.9	220.76	211.48	4.4	180.47	171.27	5.4
Holiday Inn Nashville Airport	74.1	62.3	18.9	122.34	111.96	9.3	90.62	69.77	29.9
Wyndham New Orleans-French Quarter	77.5	70.1	10.5	153.40	164.26	(6.6)	118.84	115.17	3.2
Morgans New York	81.0	76.2	6.3	251.21	264.75	(5.1)	203.56	201.81	0.9
Royalton New York	81.8	84.1	(2.7)	276.32	283.61	(2.6)	226.15	238.61	(5.2)
Embassy Suites Orlando-International Drive South/Convention Center(1)	80.7	86.7	(6.9)	159.03	158.09	0.6	128.35	137.02	(6.3)
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	92.0	93.3	(1.5)	152.24	144.71	5.2	140.00	135.05	3.7
Wyndham Philadelphia Historic District	70.2	60.0	16.9	148.58	159.93	(7.1)	104.26	96.01	8.6
Sheraton Philadelphia Society Hill Hotel	68.2	67.1	1.7	176.18	173.87	1.3	120.20	116.61	3.1
Embassy Suites Phoenix-Biltmore	74.3	77.0	(3.6)	203.61	195.56	4.1	151.23	150.67	0.4
Wyndham Pittsburgh University Center	66.6	69.0	(3.5)	144.69	144.09	0.4	96.32	99.36	(3.1)
Wyndham San Diego Bayside	77.7	81.1	(4.1)	149.61	144.46	3.6	116.28	117.10	(0.7)
Embassy Suites San Francisco Airport-South San Francisco	87.4	88.7	(1.4)	202.90	188.07	7.9	177.31	166.76	6.3
Embassy Suites San Francisco Airport-Waterfront	88.6	85.3	3.8	205.97	204.19	0.9	182.50	174.23	4.7
Holiday Inn San Francisco-Fisherman’s Wharf	85.9	85.1	1.0	201.21	192.72	4.4	172.85	163.93	5.4
San Francisco Marriott Union Square	89.7	85.9	4.5	305.12	280.11	8.9	273.65	240.49	13.8
Wyndham Santa Monica At the Pier	87.4	84.9	3.0	266.11	241.65	10.1	232.64	205.20	13.4
Embassy Suites Secaucus-Meadowlands	67.0	74.0	(9.4)	181.51	185.58	(2.2)	121.68	137.28	(11.4)
The Vinoy Renaissance St. Petersburg Resort & Golf Club	86.0	86.5	(0.5)	239.00	231.41	3.3	205.65	200.18	2.7
Same-store Hotels	78.6	78.0	0.9	191.15	186.24	2.6	150.29	145.18	3.5
(1) Hotel under renovation in 2016

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Same-store hotels(a)	81.1	80.8	74.3	75.7	81.6

	ADR ($)
	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Same-store hotels(a)	190.42	190.19	179.39	187.78	194.28

	RevPAR ($)
	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Same-store hotels(a)	154.48	153.70	133.36	142.11	158.48

(a)	Includes 39 consolidated hotels and excludes The Knickerbocker which opened in February 2015.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2016			2015
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$13,770			$(3,247)
Noncontrolling interests	(15)			322
Preferred dividends	(6,279)			(7,903)
Redemption of preferred stock	—			(6,096)
Preferred distributions - consolidated joint venture	(364)			(359)
Net income (loss) attributable to FelCor common stockholders	7,112			(17,283)
Less: Dividends declared on unvested restricted stock	(35)			(13)
Basic and diluted earnings per share data	7,077	138,182	$0.05	(17,296)	140,322	$(0.12)
Restricted stock units	—	496	—	—	—	—
Diluted earnings per share data	7,077	138,678	0.05	(17,296)	140,322	(0.12)
Depreciation and amortization	29,177	—	0.21	28,750	—	0.21
Depreciation, unconsolidated entities and other partnerships	469	—	—	546	—	—
Gain on sale of hotel in unconsolidated entity	—	—	—	(7,113)	—	(0.05)
Loss on sale of hotels, net of noncontrolling interests in other partnerships	630	—	—	631	—	—
Other gains	(100)	—	—	(100)	—	—
Impairment loss	6,333	—	0.05	—	—	—
Noncontrolling interests in FelCor LP	31	611	—	(75)	611	—
Dividends declared on unvested restricted stock	35	66	—	13	57	—
Conversion of unvested restricted stock units	—	—	—	—	1,478	—
FFO*	43,652	139,355	0.31	5,356	142,468	0.04
Debt extinguishment	—	—	—	30,823	—	0.22
Debt extinguishment, unconsolidated entities	—	—	—	330	—	—
Severance costs	27	—	—	—	—	—
Abandoned projects	383	—	0.01	—	—	—
Variable stock compensation	(789)	—	(0.01)	(72)	—	—
Redemption of preferred stock	—	—	—	6,096	—	0.04
Contract dispute recovery	—	—	—	(3,717)	—	(0.03)
Litigation settlement	650	—	0.01	—	—	—
Pre-opening costs, net of noncontrolling interests	191	—	—	523	—	0.01
Adjusted FFO*	$44,114	139,355	$0.32	$39,339	142,468	$0.28

* FFO and Adjusted FFO are attributable to FelCor common stockholders and FelCor LP common unitholders other than FelCor.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Reconciliation of Net Income to FFO and Adjusted FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2016			2015
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income	$8,689			$8,749
Noncontrolling interests	504			(4,543)
Preferred distributions - consolidated joint venture	(724)			(707)
Redemption of preferred stock	—			(6,096)
Preferred dividends	(12,558)			(17,581)
Net loss attributable to FelCor common stockholders	(4,089)			(20,178)
Less: Dividends declared on unvested restricted stock	(73)			(26)
Basic and diluted earnings per share data	(4,162)	138,930	$(0.03)	(20,204)	132,465	$(0.15)
Depreciation and amortization	58,360	—	0.42	56,522	—	0.42
Depreciation, unconsolidated entities and other partnerships	936	—	0.01	1,258	—	0.01
Other gains	(100)	—	—	(100)	—	—
Impairment loss	6,333	—	0.05	—	—	—
Gain on sale of hotel in unconsolidated entity	—	—	—	(7,113)	—	(0.05)
Loss (gain) on sale of hotels, net of noncontrolling interests in other partnerships	1,344	—	—	(11,249)	—	(0.09)
Noncontrolling interests in FelCor LP	(17)	611	—	(89)	611	—
Dividends declared on unvested restricted stock	73	22	—	26	34	—
Conversion of unvested restricted stock units	—	451	—	—	1,332	—
FFO*	62,767	140,014	0.45	19,051	134,442	0.14
Debt extinguishment	—	—	—	30,895	—	0.23
Debt extinguishment, unconsolidated entities	—	—	—	330	—	—
Severance costs	27	—	—	—	—	—
Abandoned projects	615	—	—	—	—	—
Variable stock compensation	(27)	—	—	925	—	0.01
Redemption of preferred stock	—	—	—	6,096	—	0.05
Contract dispute recovery	—	—	—	(3,717)	—	(0.03)
Litigation settlement	650	—	0.01	—	—	—
Pre-opening costs, net of noncontrolling interests	245	—	—	4,047	—	0.03
Adjusted FFO*	$64,277	140,014	$0.46	$57,627	134,442	$0.43

* FFO and Adjusted FFO are attributable to FelCor common stockholders and FelCor LP common unitholders other than FelCor.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$13,770	$(3,247)	$8,689	$8,749
Depreciation and amortization	29,177	28,750	58,360	56,522
Depreciation, unconsolidated entities and other partnerships	469	546	936	1,258
Interest expense	19,923	20,284	39,655	39,770
Interest expense, unconsolidated entities and other partnerships	90	141	190	343
Income taxes	(25)	—	390	—
Noncontrolling interests in preferred distributions, consolidated joint venture	(18)	—	(36)	—
Noncontrolling interests in other partnerships	16	247	487	(4,632)
EBITDA*	63,402	46,721	108,671	102,010
Impairment loss	6,333	—	6,333	—
Debt extinguishment	—	30,823	—	30,895
Debt extinguishment, unconsolidated entities	—	330	—	330
Gain on sale of hotel in unconsolidated entity	—	(7,113)	—	(7,113)
Loss (gain) on sale of hotels, net of noncontrolling interests in other partnerships	630	631	1,344	(11,249)
Other gains	(100)	(100)	(100)	(100)
Amortization of fixed stock and directors’ compensation	1,693	1,701	3,627	3,563
Severance costs	27	—	27	—
Abandoned projects	383	—	615	—
Variable stock compensation	(789)	(72)	(27)	925
Contract dispute recovery	—	(3,717)	—	(3,717)
Litigation settlement	650	—	650	—
Pre-opening costs, net of noncontrolling interests	191	523	245	4,047
Adjusted EBITDA*	72,420	69,727	121,385	119,591
Adjusted EBITDA from hotels disposed, held for sale and recently opened	(2,751)	(2,063)	(1,413)	(5,264)
Same-store Adjusted EBITDA*	$69,669	$67,664	$119,972	$114,327
* EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA are attributable to FelCor common stockholders and FelCor LP unitholders other than FelCor.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Same-store operating revenue:
Room	$172,225	$167,875	$326,655	$313,808
Food and beverage	41,111	40,146	79,383	78,253
Other operating departments	11,688	11,571	22,485	22,220
Same-store operating revenue	225,024	219,592	428,523	414,281

Same-store operating expense:
Room	41,694	40,251	82,102	78,210
Food and beverage	30,022	29,222	59,000	58,098
Other operating departments	4,015	4,226	7,782	8,468
Other property related costs	53,273	51,865	106,306	102,574
Management and franchise fees	8,246	8,447	17,340	16,540
Taxes, insurance and lease expense	13,808	13,821	26,619	26,251
Same-store operating expense	151,058	147,832	299,149	290,141
Hotel EBITDA	$73,966	$71,760	$129,374	$124,140
Hotel EBITDA Margin	32.9%	32.7%	30.2%	30.0%

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

The following tables set forth the components of our Hotel EBITDA for our same-store hotels (dollars in thousands):

	Three months ended June 30, 2016
Same-store Hotels	Hotel Operating Revenue	Net Income (Loss)	Other Adjustments		Depreciation	Interest Expense	Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$3,928	$934	$—		$604	$—	$1,538	39.2%
DoubleTree Suites by Hilton Austin	3,901	955	—		492	190	1,637	42.0%
Embassy Suites Birmingham	2,688	363	—		394	297	1,054	39.2%
The Fairmont Copley Plaza, Boston	17,788	2,386	—		2,198	485	5,069	28.5%
Wyndham Boston Beacon Hill	7,017	2,477	—		981	—	3,458	49.3%
Embassy Suites Boston-Marlborough	3,203	850	—		297	—	1,147	35.8%
Sheraton Burlington Hotel & Conference Center	3,979	584	—		622	—	1,206	30.3%
The Mills House Wyndham Grand Hotel, Charleston	6,457	2,346	—		632	249	3,227	50.0%
Embassy Suites Dallas-Love Field	2,875	535	—		349	—	884	30.7%
Embassy Suites Deerfield Beach-Resort & Spa	4,233	429	—		476	397	1,302	30.8%
Embassy Suites Fort Lauderdale 17th Street	5,092	242	—		712	447	1,401	27.5%
Wyndham Houston-Medical Center Hotel & Suites	3,630	1,294	(19)		550	—	1,825	50.3%
Renaissance Esmeralda Indian Wells Resort & Spa	11,422	(4,815)	6,373	(1)	769	—	2,327	20.4%
Embassy Suites Los Angeles-International Airport/South	5,548	1,328	—		634	284	2,246	40.5%
Embassy Suites Mandalay Beach-Hotel & Resort	5,890	1,694	—		771	—	2,465	41.9%
Embassy Suites Miami-International Airport	3,934	285	—		456	—	741	18.8%
Embassy Suites Milpitas-Silicon Valley	4,706	1,551	—		301	—	1,852	39.4%
Embassy Suites Minneapolis-Airport	3,630	477	—		433	472	1,382	38.1%
Embassy Suites Myrtle Beach-Oceanfront Resort	6,857	1,575	227		658	—	2,460	35.9%
Hilton Myrtle Beach Resort	6,666	1,888	—		875	—	2,763	41.4%
Embassy Suites Napa Valley	4,518	1,095	—		518	345	1,958	43.3%
Holiday Inn Nashville Airport	4,483	745	41		758	—	1,544	34.4%
Wyndham New Orleans-French Quarter	4,573	1,492	—		721	—	2,213	48.4%
Morgans New York	2,812	(628)	132		640	—	144	5.1%
Royalton New York	5,308	(386)	88		582	—	284	5.4%
Embassy Suites Orlando-International Drive South/Convention Center	2,318	304	—		269	—	573	24.7%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	3,259	92	—		775	—	867	26.6%
Wyndham Philadelphia Historic District	5,831	1,819	10		734	—	2,563	44.0%
Sheraton Philadelphia Society Hill Hotel	8,026	1,887	—		974	—	2,861	35.6%
Embassy Suites Phoenix-Biltmore	2,640	403	—		431	—	834	31.6%
Wyndham Pittsburgh University Center	3,473	806	3		516	—	1,325	38.2%
Wyndham San Diego Bayside	8,163	1,275	—		1,560	—	2,835	34.7%
Embassy Suites San Francisco Airport-South San Francisco	6,302	1,935	—		415	—	2,350	37.3%
Embassy Suites San Francisco Airport-Waterfront	7,003	1,149	650		763	—	2,562	36.6%
Holiday Inn San Francisco-Fisherman’s Wharf	10,925	1,447	—		495	—	1,942	17.8%
San Francisco Marriott Union Square	10,809	1,372	(102)		1,342	583	3,195	29.6%
Wyndham Santa Monica At the Pier	3,108	1,316	1		279	197	1,793	57.7%
Embassy Suites Secaucus-Meadowlands	3,764	782	1		122	—	905	24.0%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	14,265	1,212	179		1,428	415	3,234	22.7%
	$225,024	$35,495	$7,584		$26,526	$4,361	$73,966	32.9%

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

	Three months ended June 30, 2015
Same-store Hotels	Hotel Operating Revenue	Net Income (Loss)	Other Adjustments		Depreciation	Interest Expense	Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$3,814	$910	$—		$635	$—	$1,545	40.5%
DoubleTree Suites by Hilton Austin	3,673	1,013	—		491	70	1,574	42.9%
Embassy Suites Birmingham	2,580	279	—		398	302	979	37.9%
The Fairmont Copley Plaza, Boston	17,518	3,136	—		2,168	179	5,483	31.3%
Wyndham Boston Beacon Hill	6,980	2,292	—		1,003	—	3,295	47.2%
Embassy Suites Boston-Marlborough	3,187	858	—		287	—	1,145	35.9%
Sheraton Burlington Hotel & Conference Center	3,733	543	—		613	—	1,156	31.0%
The Mills House Wyndham Grand Hotel, Charleston	6,125	2,081	22		631	203	2,937	48.0%
Embassy Suites Dallas-Love Field	3,065	680	—		343	—	1,023	33.4%
Embassy Suites Deerfield Beach-Resort & Spa	4,424	571	—		516	403	1,490	33.7%
Embassy Suites Fort Lauderdale 17th Street	5,130	290	—		738	454	1,482	28.9%
Wyndham Houston-Medical Center Hotel & Suites	3,604	1,060	(8)		535	70	1,657	46.0%
Renaissance Esmeralda Indian Wells Resort & Spa	10,243	723	—		941	—	1,664	16.2%
Embassy Suites Los Angeles-International Airport/South	5,059	1,349	—		652	105	2,106	41.6%
Embassy Suites Mandalay Beach-Hotel & Resort	5,347	1,128	24		815	124	2,091	39.1%
Embassy Suites Miami-International Airport	4,151	272	20		488	102	882	21.2%
Embassy Suites Milpitas-Silicon Valley	4,700	1,562	—		306	—	1,868	39.7%
Embassy Suites Minneapolis-Airport	3,484	384	—		458	480	1,322	37.9%
Embassy Suites Myrtle Beach-Oceanfront Resort	6,720	1,570	25		718	110	2,423	36.1%
Hilton Myrtle Beach Resort	6,811	2,024	—		830	—	2,854	41.9%
Embassy Suites Napa Valley	4,320	940	6		520	351	1,817	42.1%
Holiday Inn Nashville Airport	3,490	300	—		590	—	890	25.5%
Wyndham New Orleans-French Quarter	4,536	792	537		711	219	2,259	49.8%
Morgans New York	2,883	(302)	—		619	—	317	11.0%
Royalton New York	5,446	(10)	—		565	—	555	10.2%
Embassy Suites Orlando-International Drive South/Convention Center	2,842	667	—		274	—	941	33.1%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	3,302	182	—		792	—	974	29.5%
Wyndham Philadelphia Historic District	5,502	1,478	19		765	96	2,358	42.9%
Sheraton Philadelphia Society Hill Hotel	7,816	1,758	—		997	—	2,755	35.2%
Embassy Suites Phoenix-Biltmore	2,409	(228)	276		459	116	623	25.9%
Wyndham Pittsburgh University Center	3,476	637	16		537	84	1,274	36.7%
Wyndham San Diego Bayside	8,717	1,094	—		1,586	—	2,680	30.7%
Embassy Suites San Francisco Airport-South San Francisco	6,124	1,974	—		408	—	2,382	38.9%
Embassy Suites San Francisco Airport-Waterfront	6,773	5,426	(3,717)	(2)	731	—	2,440	36.0%
Holiday Inn San Francisco-Fisherman’s Wharf	11,176	1,859	—		423	—	2,282	20.4%
San Francisco Marriott Union Square	10,011	(440)	1,063	(3)	1,414	699	2,736	27.3%
Wyndham Santa Monica At the Pier	2,913	1,106	24		290	195	1,615	55.4%
Embassy Suites Secaucus-Meadowlands	3,927	912	2		150	—	1,064	27.1%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	13,581	1,226	(4)		1,446	154	2,822	20.8%
	$219,592	$42,096	$(1,695)		$26,843	$4,516	$71,760	32.7%

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

The following tables set forth the components of our Hotel EBITDA for our same-store hotels (dollars in thousands):

	Six months ended June 30, 2016
Same-store Hotels	Hotel Operating Revenue	Net Income (Loss)	Other Adjustments		Depreciation	Interest Expense	Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$7,970	$2,037	$—		$1,238	$—	$3,275	41.1%
DoubleTree Suites by Hilton Austin	7,886	2,158	—		974	372	3,504	44.4%
Embassy Suites Birmingham	5,226	594	1		784	595	1,974	37.8%
The Fairmont Copley Plaza, Boston	27,825	(757)	(91)		4,377	950	4,479	16.1%
Wyndham Boston Beacon Hill	10,486	1,983	—		1,972	—	3,955	37.7%
Embassy Suites Boston-Marlborough	5,771	1,224	—		593	—	1,817	31.5%
Sheraton Burlington Hotel & Conference Center	6,690	179	—		1,243	—	1,422	21.3%
The Mills House Wyndham Grand Hotel, Charleston	11,123	3,178	—		1,269	489	4,936	44.4%
Embassy Suites Dallas-Love Field	5,982	1,176	—		686	—	1,862	31.1%
Embassy Suites Deerfield Beach-Resort & Spa	10,428	2,529	—		953	796	4,278	41.0%
Embassy Suites Fort Lauderdale 17th Street	13,048	2,713	1		1,424	895	5,033	38.6%
Wyndham Houston-Medical Center Hotel & Suites	7,644	2,560	(38)		1,104	—	3,626	47.4%
Renaissance Esmeralda Indian Wells Resort & Spa	27,306	(386)	6,418	(1)	1,549	—	7,581	27.8%
Embassy Suites Los Angeles-International Airport/South	11,221	2,558	—		1,276	558	4,392	39.1%
Embassy Suites Mandalay Beach-Hotel & Resort	10,506	2,548	—		1,542	—	4,090	38.9%
Embassy Suites Miami-International Airport	10,047	2,175	—		927	—	3,102	30.9%
Embassy Suites Milpitas-Silicon Valley	9,477	3,070	—		603	—	3,673	38.8%
Embassy Suites Minneapolis-Airport	6,556	347	1		877	945	2,170	33.1%
Embassy Suites Myrtle Beach-Oceanfront Resort	11,051	1,343	228		1,333	—	2,904	26.3%
Hilton Myrtle Beach Resort	9,720	930	—		1,723	—	2,653	27.3%
Embassy Suites Napa Valley	8,072	1,246	1		1,035	691	2,973	36.8%
Holiday Inn Nashville Airport	7,610	556	89		1,512	—	2,157	28.3%
Wyndham New Orleans-French Quarter	8,931	2,701	—		1,437	—	4,138	46.3%
Morgans New York	4,551	(2,046)	291		1,266	—	(489)	(10.7)%
Royalton New York	9,387	(1,923)	294		1,162	—	(467)	(5.0)%
Embassy Suites Orlando-International Drive South/Convention Center	5,879	1,405	—		540	—	1,945	33.1%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	7,156	587	—		1,541	—	2,128	29.7%
Wyndham Philadelphia Historic District	8,855	1,308	10		1,483	—	2,801	31.6%
Sheraton Philadelphia Society Hill Hotel	12,389	1,269	—		1,953	—	3,222	26.0%
Embassy Suites Phoenix-Biltmore	6,790	2,039	—		869	—	2,908	42.8%
Wyndham Pittsburgh University Center	5,615	484	3		1,035	—	1,522	27.1%
Wyndham San Diego Bayside	15,245	1,330	—		3,131	—	4,461	29.3%
Embassy Suites San Francisco Airport-South San Francisco	12,025	3,384	—		827	—	4,211	35.0%
Embassy Suites San Francisco Airport-Waterfront	13,534	2,513	650		1,512	—	4,675	34.5%
Holiday Inn San Francisco-Fisherman’s Wharf	20,396	1,743	—		975	—	2,718	13.3%
San Francisco Marriott Union Square	22,738	3,745	(104)		2,712	1,143	7,496	33.0%
Wyndham Santa Monica At the Pier	6,080	2,306	1		562	386	3,255	53.5%
Embassy Suites Secaucus-Meadowlands	6,141	543	1		243	—	787	12.8%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	31,166	4,293	233		2,869	812	8,207	26.3%
	$428,523	$59,642	$7,989		$53,111	$8,632	$129,374	30.2%

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

	Six months ended June 30, 2015
Same-store Hotels	Hotel Operating Revenue	Net Income (Loss)	Other Adjustments		Depreciation	Interest Expense	Hotel EBITDA	Hotel EBITDA Margin
Embassy Suites Atlanta-Buckhead	$7,562	$1,856	$—		$1,288	$—	$3,144	41.6%
DoubleTree Suites by Hilton Austin	7,857	2,493	—		977	70	3,540	45.1%
Embassy Suites Birmingham	5,030	526	1		783	602	1,912	38.0%
The Fairmont Copley Plaza, Boston	27,344	446	—		4,332	179	4,957	18.1%
Wyndham Boston Beacon Hill	10,705	2,031	—		2,002	—	4,033	37.7%
Embassy Suites Boston-Marlborough	5,995	1,401	—		582	—	1,983	33.1%
Sheraton Burlington Hotel & Conference Center	6,645	246	—		1,186	—	1,432	21.6%
The Mills House Wyndham Grand Hotel, Charleston	10,457	2,733	22		1,226	428	4,409	42.2%
Embassy Suites Dallas-Love Field	6,185	1,390	—		678	—	2,068	33.4%
Embassy Suites Deerfield Beach-Resort & Spa	10,723	2,742	—		1,076	804	4,622	43.1%
Embassy Suites Fort Lauderdale 17th Street	12,536	2,367	1		1,481	905	4,754	37.9%
Wyndham Houston-Medical Center Hotel & Suites	7,336	2,234	(31)		1,082	210	3,495	47.6%
Renaissance Esmeralda Indian Wells Resort & Spa	25,909	5,085	—		1,804	—	6,889	26.6%
Embassy Suites Los Angeles-International Airport/South	9,683	2,466	—		1,308	105	3,879	40.1%
Embassy Suites Mandalay Beach-Hotel & Resort	9,317	1,259	24		1,626	372	3,281	35.2%
Embassy Suites Miami-International Airport	10,383	2,119	20		989	308	3,436	33.1%
Embassy Suites Milpitas-Silicon Valley	9,063	2,856	—		628	—	3,484	38.4%
Embassy Suites Minneapolis-Airport	6,503	341	1		926	956	2,224	34.2%
Embassy Suites Myrtle Beach-Oceanfront Resort	10,411	769	25		1,478	368	2,640	25.4%
Hilton Myrtle Beach Resort	9,747	1,110	—		1,685	—	2,795	28.7%
Embassy Suites Napa Valley	7,693	1,087	6		1,040	699	2,832	36.8%
Holiday Inn Nashville Airport	5,949	46	—		1,132	—	1,178	19.8%
Wyndham New Orleans-French Quarter	8,689	1,668	536		1,415	529	4,148	47.7%
Morgans New York	4,462	(1,670)	—		1,235	—	(435)	(9.7)%
Royalton New York	9,631	(1,249)	—		1,125	—	(124)	(1.3)%
Embassy Suites Orlando-International Drive South/Convention Center	6,145	1,580	—		556	—	2,136	34.8%
DoubleTree Suites by Hilton Orlando-Lake Buena Vista	6,820	472	—		1,604	—	2,076	30.4%
Wyndham Philadelphia Historic District	8,041	457	19		1,577	287	2,340	29.1%
Sheraton Philadelphia Society Hill Hotel	12,378	1,161	—		2,013	—	3,174	25.6%
Embassy Suites Phoenix-Biltmore	6,600	1,238	276		930	280	2,724	41.3%
Wyndham Pittsburgh University Center	5,689	270	16		1,078	251	1,615	28.4%
Wyndham San Diego Bayside	15,783	1,143	—		3,243	—	4,386	27.8%
Embassy Suites San Francisco Airport-South San Francisco	11,562	3,276	—		820	—	4,096	35.4%
Embassy Suites San Francisco Airport-Waterfront	13,036	6,684	(3,717)	(2)	1,489	—	4,456	34.2%
Holiday Inn San Francisco-Fisherman’s Wharf	19,617	1,836	—		822	—	2,658	13.5%
San Francisco Marriott Union Square	20,501	495	1,063	(3)	2,834	1,383	5,775	28.2%
Wyndham Santa Monica At the Pier	5,350	1,817	24		556	437	2,834	53.0%
Embassy Suites Secaucus-Meadowlands	6,926	1,228	4		294	—	1,526	22.0%
The Vinoy Renaissance St. Petersburg Resort & Golf Club	30,018	4,746	(5)		2,874	153	7,768	25.9%
	$414,281	$62,755	$(1,715)		$53,774	$9,326	$124,140	30.0%
The following are footnotes to the Hotel EBITDA tables on page 19 - 22:            (2) Amount represents net revenue attributable to a favorable settlement of a commercial dispute.
(1) Amount primarily represents an impairment.                    (3) Amount primarily represents debt extinguishment charges.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Same-store operating revenue	$225,024	$219,592	$428,523	$414,281
Other revenue	1,145	5,054	1,832	5,464
Revenue from hotels disposed, held for sale and recently opened(a)	11,737	16,457	17,695	35,053
Total revenue	237,906	241,103	448,050	454,798
Same-store operating expense	151,058	147,832	299,149	290,141
Consolidated hotel lease expense(b)	1,359	2,134	2,161	4,238
Unconsolidated taxes, insurance and lease expense	(517)	(773)	(969)	(1,514)
Corporate expenses	6,047	6,530	14,447	15,103
Depreciation and amortization	29,177	28,750	58,360	56,522
Impairment loss	6,333	—	6,333	—
Expenses from hotels disposed, held for sale and recently opened(a)	8,851	14,242	16,221	29,013
Other expenses	2,142	1,411	2,970	5,639
Total operating expense	204,450	200,126	398,672	399,142
Operating income	$33,456	$40,977	$49,378	$55,656

(a)
We include the operating performance for hotels in continuing operations in our Consolidated Statements of Operations. However, for purposes of our non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51%-owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Reconciliation of Forecasted Net Income Attributable to FelCor to Forecasted Adjusted FFO
and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2016 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$23.3		$29.4
Preferred dividends	(25.1)		(25.1)
Net income (loss) attributable to FelCor common stockholders	(1.8)	$(0.01)	4.3	$0.03
Depreciation(c)	115.0		115.0
Loss on sale of assets	1.3		1.3
Impairment loss	6.3		6.3
Noncontrolling interests in FelCor LP	(0.1)		(0.2)
FFO	$120.7	$0.86	$126.7	$0.91
Abandoned project costs	0.6		0.6
Pre-opening costs	0.2		0.2
Litigation settlement	0.7		0.7
Adjusted FFO	$122.2	$0.87	$128.2	$0.92

Net income attributable to FelCor(b)	$23.3		$29.4
Depreciation(c)	115.0		115.0
Noncontrolling interests in FelCor LP	(0.1)		(0.2)
Interest expense(c)	80.0		80.0
Income taxes	1.0		1.0
Preferred distributions - consolidated joint venture	1.4		1.4
EBITDA	$220.6		$226.6
Loss on sale of assets	1.3		1.3
Abandoned project costs	0.6		0.6
Impairment loss	6.3		6.3
Litigation settlement	0.7		0.7
Pre-opening costs	0.2		0.2
Amortization of fixed stock and directors’ compensation	7.3		7.3
Adjusted EBITDA	$237.0		$243.0

(a)	Weighted average shares are 139.7 million.

(b)	Excludes any gains or losses on future asset or capital transactions.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under Generally Accepted Accounting Principles (“GAAP”), to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”) as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other expenses and costs - From time to time, we periodically incur expenses or transaction costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs, severance costs and certain non-cash adjustments. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information regarding the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our consolidated hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2016 Operating Results
July 26, 2016

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other hotel REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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